EXHIBIT 99.1

Investor Contacts:

Media Contact:

Evan Smith, CFA / Erica Pettit

Michael York

Financial Dynamics

Wehner & York, P.C.

212-850-5606 / 212-850-5614

703-476-8000

SFBC International Reports its First Quarter 2006 Financial Results

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Company Reduces Guidance

PRINCETON, NJ, May 9, 2006 – SFBC International, Inc. (NASDAQ: SFCC), a provider of drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported its financial results for the first quarter ended March 31, 2006. In addition, the Company announced that it intends to file Form 12b-25, which will provide an extension of the deadline for filing the Company’s Form 10-Q to May 15, 2006, with the SEC.

“SFBC continues to make significant progress on the issues facing the Company,” commented Jeffrey P. McMullen, president and chief executive officer of SFBC International. “We are taking and will continue to take the necessary steps to address these issues, including the implementation of a new structure for the early clinical development segment that better aligns SFBC’s leadership team with our strategic, operational and financial goals. The time and resources necessary to fully address these issues have significantly exceeded our original expectations. In addition, we experienced weaker than expected performance in our early clinical development segment in the first quarter of 2006. However, as indicated by the continued improvement in our cash position and working capital in the quarter, we remain focused on strengthening our liquidity position and internal procedures to ensure we have the flexibility to maximize the long-term opportunity for the Company.”

First Quarter Financial Results

Direct revenue for the first quarter of 2006 was approximately $80.1 million, an increase of 4% compared to direct revenue for the first quarter of 2005 of approximately $77.3 million. Total net revenue for the first quarter of 2006 was approximately $110.1 million, which included reimbursed out-of-pocket expenses of approximately $30.0 million, a 14% increase over the reported total net revenue of approximately $96.4 million, which included reimbursed out-of-pocket expenses of approximately $19.1 million, in the first quarter of 2005.

As a result of weak revenues, operating results and outlook for its Miami and Fort Myers facilities, the Company recorded pre-tax, non-cash goodwill and long-lived asset impairment charges in the first quarter of 2006 of approximately $7.1 million. The goodwill impairment charges of approximately $4.1 million includes approximately $3.5 million for the remaining goodwill related to the Company's Miami operations and approximately $0.6 million for the goodwill related to the Company’s Fort Myers operations. The long-lived asset impairment charge of approximately $3.0 million reduces the carrying value of the Miami property on the Company’s balance sheet to reflect the estimated fair market value of the property based on a recent appraisal. All financial results and comparisons in this release include the impact of the impairment charges to be recognized for the first quarter of 2006.

The loss from operations for the first quarter of 2006 was approximately $3.3 million compared to earnings from operations of approximately $11.7 million for the first quarter of 2005. The net loss for the first quarter of 2006 was approximately $4.1 million compared to net earnings for the first quarter of 2005 of approximately $5.0 million. The net loss for the first quarter of 2006 was $0.23 per basic and diluted share compared to net earnings for the first quarter of 2005 of $0.32 per basic share and $0.30 per fully diluted share. These first quarter 2006 results include the impairment charges of $7.1 million described above as well as additional legal and other professional fees related to recent events of approximately $1.2 million pre-tax, or approximately $0.06 per fully diluted share net of tax effect, as well as the non-cash amortization of acquisition-related intangible expenses provided below. Net loss in the first quarter of 2006 includes non-cash stock option expense of approximately $0.5 million in accordance with SFAS No. 123(R), Share-Based Payment, which the Company adopted as of January 1, 2006. Non-cash stock option expense is not included in net earnings for the first quarter of 2005. Because the Company had a loss for the first quarter of 2006, 368,525 dilutive equivalents have been excluded from the calculation of diluted earnings per common share, since they were antidilutive.

On a non-GAAP basis, net earnings for the first quarter of 2006 decreased by 69% to approximately $2.4 million, or $0.13 per fully diluted share, compared to net earnings of approximately $7.9 million, or $0.48 per fully diluted share, in the first quarter of 2005. For the first quarter of 2006, non-GAAP net earnings and non-GAAP earnings per share (“EPS”) exclude non-cash amortization of intangible expenses of approximately $814,000 and the impairment charges of approximately $7.1 million. For the first quarter of 2005, non-GAAP net earnings and non-GAAP EPS exclude amortization of intangible expenses of approximately $1.2 million and a non-cash charge of approximately $2.2 million pre-tax related to the write-off of deferred financing costs.

Reconciliation of GAAP (Loss)/Earnings to Non-GAAP Net Earnings
	Three Months Ended March 31,
	2006	2005
GAAP net (loss)/earnings	$(4,134,380)	$5,024,903
Add back: Amortization of acquisition-related intangible assets	$813,680	$1,176,458
Add back: Non-recurring charges related to financing	—	$2,214,135
Add back: Non-cash impairment charges	$7,098,941	—
Less: Tax effect of non-GAAP adjustments	$(1,354,148)	$(505,782)
Non-GAAP net earnings	$2,424,093	$7,909,714
Non-GAAP EPS	$0.13	$0.48
Shares used in computing non-GAAP net earnings per fully diluted share	18,316,002	16,507,924

Segment Performance

SFBC's Early-Phase Clinical Development and Laboratory Services segment (“Early Clinical Development”) primarily include the areas of Phase I clinical trials and support services, bioanalytical laboratory services, and clinical laboratory services. SFBC's Late-Phase Development Services segment (“Late Clinical Development”) consists of PharmaNet, which primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the financial results provided below for the Early Clinical Development and Late Clinical Development segments, SFBC has excluded an allocation of corporate expenses related to certain selling, general and administrative (“S,G&A”) expenses of $5.1 million for the first quarter of 2006 and $2.0 million for the first quarter of 2005.

For the Early Clinical Development segment, SFBC recorded direct revenue, which does not include reimbursed out-of-pocket expenses, of approximately $33.0 million, or 41% of total direct revenue, in the first quarter 2006 compared to approximately $41.3 million, or 53%, in the first quarter 2005. The loss from operations for Early Clinical Development was approximately $5.6 million, representing a (17.0)% operating margin on direct revenue and a non-GAAP operating margin of (16.3)%, for the first quarter 2006 compared to earnings from operations of approximately $10.3 million, representing a 25.0% operating margin on direct revenue and a non-GAAP operating margin of 25.8%, for the first quarter 2005.

For the Late Clinical Development segment, SFBC recorded direct revenue, which does not include reimbursed out-of-pocket expenses, of approximately $47.1 million, or 59% of total direct revenue, in the first quarter 2006 compared to approximately $36.0 million, or 47%, in the first quarter 2005. Earnings from operations for Late Clinical Development were approximately $7.5 million, representing a 15.9% operating margin on direct revenue and a non-GAAP operating margin of 17.1%, for the first quarter 2006 compared to approximately $3.7 million, representing a 10.3% operating margin on direct revenue and a non-GAAP operating margin of 12.6%, for the first quarter 2005.

SFBC has provided the following summary of Early Clinical Development and Late Clinical Development segments, excluding the allocation of corporate expenses related to S,G&A expenses of $5,139,928 for the first quarter of 2006 and $2,044,855 for the first quarter of 2005. For SFBC’s Early Clinical Development and Late Clinical Development segments, the non-GAAP operating income and margins exclude the impact of amortization of intangibles.

Early Clinical Development Summary

	Quarter ended March 31,
	2006	2005
Direct Revenues	$33,025,685	$41,332,490
GAAP operating (loss)/income	$(5,610,747)	$10,312,474
Amortization of intangibles	$238,682	$350,806
Non-GAAP operating (loss) income	$(5,372,065)	$10,663,280
GAAP Operating Margin	(17.0)%	25.0%
Non-GAAP Operating Margin	(16.3)%	25.8%

Late Clinical Development Summary

	Quarter ended March 31,
	2006	2005
Direct Revenues	$47,093,439	$35,974,086
GAAP Operating Income	$7,488,388	$3,691,157
Amortization of intangibles	$575,000	$825,652
Non-GAAP Operating Income	$8,063,388	$4,516,809
GAAP Operating Margin	15.9%	10.3%
Non-GAAP Operating Margin	17.1%	12.6%

Other Financial Information

At March 31, 2006, backlog for SFBC was approximately $336.3 million, which was a decrease of approximately 7%, from approximately $360.9 million at December 31, 2005 and a decrease of approximately 6%, from approximately $358.5 million at March 31, 2005. Backlog consists of anticipated direct revenue from contracts and letters of intent that either have not started but are anticipated to begin in the near future or are in process and have not been completed.

Net days sales outstanding (“DSOs”), which includes accounts receivable and unbilled services less current and long-term advanced billings, was 32 days at March 31, 2006 compared to 37 days at December 31, 2005 and 47 days at March 31, 2005.

SFBC reported an increase of approximately $15.1 million in cash, cash equivalents, and investments in marketable securities in the first quarter to approximately $53.9 million at March 31, 2006 from approximately $38.8 million at December 31, 2005. Working capital, which includes current assets less current liabilities, was $56.0 million at March 31, 2006 and $51.6 million at December 31, 2005. As of March 31, 2006, SFBC had approximately $143.8 million in convertible notes outstanding and $17.0 million drawn on its $90 million Senior Secured Credit Facility ("Credit Facility"). To facilitate the filing of the Company's Form 10-Q for the period ended March 31, 2006 within the extended deadline of May 15, 2006, the Company has obtained waivers through June 30, 2006 for all of the Company's defaults related to covenants and certain other terms under its existing Credit Facility. In addition, the Company and its lenders have agreed to reduce the Credit Facility from $90 million to $45 million. As a result of the reduction in the size of the Credit Facility, the Company expects to record a non-cash write-off of deferred finance charges of approximately $1.2 million in the second quarter of 2006.

SFBC's effective tax rate in the first quarter of 2006 was 26.7% compared to 24.4% in the first quarter of 2005.

Full Year 2006 Guidance

SFBC is updating its 2006 guidance based upon SFBC’s current business outlook, greater than previously anticipated decrease in revenues at its Miami facility, greater than previously anticipated legal and related expenses pertaining to recent issues and a lower than previously anticipated outlook for Anapharm. The Company now anticipates its direct revenue in 2006 will be approximately $308 million - $324 million.

SFBC now anticipates that its Early Clinical Development segment will be significantly lower than previously expected and that the Late Clinical Development segment will be consistent with the Company’s previous expectations. Further, the Company anticipates that EPS will be weighted significantly to the second-half of 2006.

SFBC has provided the following summary of its updated 2006 EPS guidance, which includes the estimated impact of expensing stock options under SFAS 123(R) of approximately $0.07.

Summary of 2006 EPS Guidance (a)
	2006E EPS
	Low	High
GAAP EPS	$0.21	$0.33
Impact of non-cash expense of approximately $3.0 million related to acquisition-related amortization of intangibles	$0.16	$0.16
Impact of non-cash impairment charges of approximately $7.1 million	$0.30	$0.30
Impact of non-recurring finance charge of approximately $1.2 million in the second quarter of 2006	$0.06	$0.06
NON-GAAP EPS (including stock option expense)	$0.73	$0.85

a) All line items are represented per fully diluted share and individual line items are each net of projected tax effect

Conference Call and Webcast Information

SFBC plans to host a conference call and Webcast to review its first quarter 2006 results at 10:00 a.m. Eastern Daylight Time on Wednesday, May 10, 2006. To access the conference call, please dial the following teleconference number 877-672-2663 (U.S.) or 973-582-2882 (International), or visit the “investor relations” section of the Company’s Website at www.sfbci.com to listen to the simultaneous Webcast.

For those unable to access the live conference, there will be an audio replay available from May 10, 2006 at approximately 1:00 p.m. EDT through May 24, 2006 at 11:59 p.m. EDT. To listen to the audio replay, please dial 877-519-4471 (U.S.) or 973-341-3080 (International) and use the following replay pin code: 7338097. A replay of the live Webcast will also be available in the “investor relations” section of the Company’s Website at www.sfbci.com approximately two hours after the live call ends through June 9, 2006 at 11:59 p.m. EDT.

About SFBC International, Inc.

SFBC International, Inc. is an international drug development services company offering a comprehensive range of clinical development, clinical and bioanalytical laboratory, and consulting services to the branded pharmaceutical, biotechnology, generic drug and medical device industries. SFBC has more than 35 offices, facilities and laboratories with approximately 2,500 employees strategically located throughout the world. For more information, visit SFBC's website at www.sfbci.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which exclude, among other items, amortization of acquisition-related intangible assets, non-recurring charges related to financing, and non-cash impairment charges. SFBC excludes these items from the non-GAAP financial measures because they are outside of its operations and are a useful indicator, which allows management to monitor SFBC’s underlying business performance. Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP First Call consensus estimate and to compare the Company's operations against the financial results of other companies in the industry. The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company's website at www.sfbci.com.

Forward-Looking Statements

The statements made in this press release relating to the leveraging the strong reputation of the Company’s subsidiaries, the estimated impairment charge, estimated stock option expense, and 2006 guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, whether adverse publicity relating to SFBC’s Miami operations causes clients to select competitors, not only for early stage branded clinical trials but also for other aspects of SFBC’s business; SFBC’s ability to resolve open issues relating to its Miami property including whether it can change the hospital-type classification, whether a building permit will be issued, whether it can complete its remediation plan on a timely basis and within reasonable cost parameters, whether SFBC will  prevail in  the pending land lease litigation and whether, depending on the outcome of these issues, it will relocate or close its Miami facility; continued adverse publicity related to actions of the United States Senate Finance Committee; developments with respect to the SEC’s inquiry and securities class action lawsuits and derivative lawsuits; SFBC’s assessment of its current FDA inspections; SFBC’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; the Miami subsidiary’s continued ability to recruit participants for clinical trials; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; SFBC's ability to compete internationally in attracting clients in order to develop additional business; cancellation of contracts; SFBC’s ability to retain and recruit new employees; SFBC's clients' ability to provide the drugs and medical devices used in its clinical trials; SFBC’s future stock price; and the national and international economic climate as it affects drug development operations. Further information can be found in SFBC's risk factors contained in its Form 10-K filed with the SEC in 2006 and other filings with the Securities and Exchange Commission.

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SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	Three Months Ended March 31,
	2006	2005
Net revenue
Direct revenue	$80,119,124	$77,306,576
Reimbursed out-of-pockets	30,011,702	19,136,369
Total net revenue	110,130,826	96,442,945
Costs and expenses
Direct costs	49,259,051	43,894,723
Reimbursable out-of-pocket expenses	30,011,702	19,136,369
Selling, general and administrative expenses	27,023,419	21,703,089
Impairment of goodwill	4,051,082	—
Impairment of long-lived assets	3,047,859	—
Total costs and expenses	113,393,113	84,734,181
Earnings from operations	(3,262,287)	11,708,764
Other income (expense)
Interest income	184,365	397,556
Interest expense	(1,776,241)	(5,511,083)
Foreign exchange transaction gain (loss), net	(526,568)	125,006
Total other income (expense)	(2,118,444)	(4,988,521)
Earnings before income taxes	(5,380,731)	6,720,243
Income tax expense	(1,435,137)	1,637,658
Earnings before minority interest in joint venture	(3,945,594)	5,082,585
Minority interest in joint venture	188,786	57,682
Net earnings	$(4,134,380)	$5,024,903

Earnings per share:
Basic	$(0.23)	$0.32
Diluted	$(0.23)	$0.30
Shares used in computing earnings per share:
Basic	17,947,477	15,784,111
Diluted	17,947,477	16,507,924

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

FOR THE PERIODS ENDED MARCH 31, 2006 AND DECEMBER 31, 2005

	(Unaudited) March 31, 2006	December 31, 2005
ASSETS
Cash, equivalents, and investments in marketable securities	53,944,695	38,834,702
Accounts receivable	115,302,350	117,871,669
Total current assets	187,835,846	178,027,709

Fixed assets	71,091,317	73,265,112

Total assets	574,839,171	572,537,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	130,482,285	126,434,061

Total liabilities	293,144,965	290,255,497

Stockholders' equity	281,694,206	282,281,599

Total liabilities and stockholders' equity	574,839,171	572,537,096